    As filed with the Securities and Exchange Commission on February 9, 2001
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________

                           PEET'S COFFEE & TEA, INC.
            (Exact name of registrant as specified in its charter)

       Washington                                        91-0863396
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            ______________________
                               1400 Park Avenue
                       Emeryville, California 94608-3520
                                (510) 594-2100
                   (Address of principal executive offices)

                            ______________________

                          2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                2000 Non-Employee Directors' Stock Option Plan
                          1997 Equity Incentive Plan
                       1994 California Stock Option Plan
                            1993 Stock Option Plan
                           (Full title of the plans)

                            Christopher P. Mottern
                     President and Chief Executive Officer
                           PEET'S COFFEE & TEA, INC.
                               1400 Park Avenue
                       Emeryville, California 94608-3520
                                (510) 594-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________

                                  Copies to:
                           Kenneth L. Guernsey, Esq.
                              Cooley Godward LLP
                        One Maritime Plaza, 20th Floor
                         San Francisco, CA 94111-3580
                                (415) 693-2000

                            ______________________

                        CALCULATION OF REGISTRATION FEE

================================================================================

    ===============================================================================================================================
                                                       Proposed Maximum           Proposed Maximum
    Title of Securities to be      Amount to be    Offering Price Per Share   Aggregate Offering Price   Amount of Registration Fee
           Registered             Registered (1)             (2)                      (2) (3)
    -------------------------------------------------------------------------------------------------------------------------------
    Common Stock (no par
    value)                          5,102,178          $4.16 to $11.66              $50,422,550                   $12,606

    ===============================================================================================================================

================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Peet's Coffee & Tea, Inc. ("Registrant" or "Company") 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan, 1994 California Stock Option Plan and 1993 Stock Option Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the 1997 Equity Incentive Plan, 1994 California Stock Option Plan and 1993 Stock Option Plan (pursuant to Rule 457(h) under the Act) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on February 5, 2001 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors' Stock Option Plan (pursuant to Rule 457(c) under the Act).

(3) See the following table for calculation of proposed maximum aggregate offering price.

The chart below details the calculations of the proposed maximum aggregate offering price:

=====================================================================================================================
                                                                            Offering Price Per     Aggregate Offering
                 Securities                        Number of Shares               Share                  Price
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, no par value per              2,200,000               $11.66 (1(b))           $25,652,000
share, reserved for future grant under the
2000 Equity Incentive Plan
=====================================================================================================================
Shares of Common Stock, no par value per                800,000               $11.66 (1(b))           $ 9,328,000
share, reserved for future grant under the
2000 Employee Stock Purchase Plan
=====================================================================================================================
Shares of Common Stock, no par value per                510,000               $11.66 (1(b))           $ 5,946,000
share, reserved for future grant under the
2000 Non-Employee Directors' Stock Option
Plan
=====================================================================================================================
Shares of Common Stock, no par value per                  1,938               $11.66 (1(b))           $    22,597
share, reserved for future grant under the
1997 Equity Incentive Plan
=====================================================================================================================
Shares of Common Stock, no par value per              1,274,962               $ 6.40 (1(a))           $ 8,159,757
share, issuable pursuant to outstanding
options under the 1997 Equity Incentive Plan
=====================================================================================================================
Shares of Common Stock, no par value per                309,278               $ 4.16 (1(a))           $ 1,286,596
share, issuable pursuant to outstanding
options under the 1994 California Stock
Option Plan
=====================================================================================================================
Shares of Common Stock, no par value per                  6,000               $ 4.50 (1(a))           $    27,000
share, issuable pursuant to outstanding
options under the 1993 Stock Option Plan
=====================================================================================================================
Total                                                                                                 $50,422,550
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Company's 1997 Equity Incentive Plan, 1994 California Stock Option Plan and 1993 Stock Option Plan (pursuant to Rule 457(h) under the Act) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on February 5, 2001 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employer Directors' Stock Option Plan and 1997 Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

                                       2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Peet's Coffee & Tea, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed on January 25, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock that is contained in the Company's registration statement on Form 8-A filed on January 18, 2001 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by its counsel, Cooley Godward LLP. David P. Horne, an associate at Cooley Godward LLP, is an Assistant Secretary of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or the Company's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The directors and officers of Peet's also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by Peet's for such purpose.

     The Company's amended and restated articles of incorporation limit the liability of directors to the fullest extent permitted by the WBCA as it currently exists or as it may be amended in the future. Consequently, subject to the WBCA, no director is personally liable to the Company or its shareholders for monetary damages resulting from his or her conduct as a director of Peet's, except liability for:

     . Acts or omissions involving intentional misconduct or knowing violations of law;

     .    Unlawful distributions; or

     . Transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

     The Company's amended and restated articles of incorporation also provide that the Company may indemnify any individual made a party to a proceeding because that individual is or was a director or officer of the

                                       3.

Company, and this right to indemnification continues as to an individual who has ceased to be a director or officer and inures to the benefit of his or her heirs, executors or administrators. Any subsequent repeal of or modification to the Company's amended and restated articles of incorporation will not adversely affect any right of a director or officer of the Company who is or was a director or officer at the time of such repeal or modification. To the extent the provisions of the Company's amended and restated articles of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and they are therefore unenforceable.

     The Company's amended and restated bylaws provide that the Company will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

     The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or executive officer or at the Company's request.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

                                   EXHIBITS

Exhibit
Number

      5.1   Opinion of Cooley Godward LLP

     10.5*  Amended and Restated 1993 Stock Option Plan

     10.6*  1994 California Stock Option Plan

     10.7*  1997 Equity Incentive Plan and form of Stock Option Agreement

     10.9*  2000 Equity Incentive Plan and form of Stock Option Agreement

     10.10* 2000 Non-Employee Directors' Stock Option Plan and form of Stock
            Option Agreement

     10.11* 2000 Employee Stock Purchase Plan and form of Offering

     23.1   Consent of Deloitte & Touche LLP

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

     24.1   Power of Attorney is contained on the signature pages

________________
       * Incorporated by reference to the like-numbered exhibit filed with the Company's registration statement on Form S-1 (file #333-47976) filed on October 13, 2000, as subsequently amended.

                                       4.

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on this 9th day of February, 2001.

                                    Peet's Coffee & Tea, Inc.

                                    By:  /s/ Christopher P. Mottern
                                       -----------------------------------------
                                      Christopher P. Mottern
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher P. Mottern and Mark N. Rudolph, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and to sign any registration statement filed under Rule 462 under the Securities Act of 1933 (including post-effective amendments thereto), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                            Date
/s/ Christopher P. Mottern            President, Chief Executive Officer and      February 9, 2001
-----------------------------------   Director (Principal Executive Officer)
Christopher P. Mottern

/s/ Mark N. Rudolph                   Vice President, Chief Financial Officer     February 9, 2001
-----------------------------------   and Assistant Secretary (Principal
Mark N. Rudolph                       Financial and Accounting Officer)

/s/ Gerald A. Baldwin                 Director                                    February 9, 2001
-----------------------------------
Gerald A. Baldwin

/s/ Gordon A. Bowker                  Director                                    February 9, 2001
-----------------------------------
Gordon A. Bowker

/s/ H. William Jesse, Jr.             Director                                    February 9, 2001
-----------------------------------
H. William Jesse, Jr.

/s/ Laurence B. Mindel                Director                                    February 9, 2001
-----------------------------------
Laurence B. Mindel

                                       6.

                                   EXHIBITS

Exhibit
Number

      5.1   Opinion of Cooley Godward LLP

     10.5*  Amended and Restated 1993 Stock Option Plan

     10.6*  1994 California Stock Option Plan

     10.7*  1997 Equity Incentive Plan and form of Stock Option Agreement

     10.9*  2000 Equity Incentive Plan and form of Stock Option Agreement

     10.10* 2000 Non-Employee Directors' Stock Option Plan and form of Stock
            Option Agreement

     10.11* 2000 Employee Stock Purchase Plan and form of Offering

     23.1   Consent of Deloitte & Touche LLP

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

     24.1   Power of Attorney is contained on the signature pages

___________________
* Incorporated by reference to the like-numbered exhibit filed with the Company's registration statement on Form S-1 (file #333-47976) filed on October 13, 2000, as subsequently amended.